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Exhibit 5

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
132 Turnpike Road, Suite 210
Southborough, MA 01772

Variable Annuity Application

PRODUCT:     ADVANTAGEIV            PREFERRED PLUS
----------------------------------------------------------------------------------
PLAN TYPE:   Non-Qualified 408(b)   IRA (Traditional)   401(k)   403(b)   Roth IRA
             Simple IRA   SEP-IRA   457(b) gov          457(b) non-gov    Other

B/D Client Acct. # (if applicable):

1. EMPLOYER INFORMATION [(For 401, 403(b), SIMPLE IRA, SEP-IRA and 457(b) plans)]

Employer Name: _______________________ Date of Employment ___/___/___

If this application is for an existing employer sponsored plan, please supply:

Plan #: ______________________________ Bill #: ______________________

If this application is for a new employer sponsored plan, please complete form [XXXXXXX]

2. OWNER (If the owner is a Trust, please submit the first and last page of the Trust document and complete form [XXXXXXXX].)

Name: ____________ Birth/Trust Date (mo/day/yr) ___/___/___ Sex . M . F

Street Address:* ________________ City: ______ State: ______ Zip: __ SSN/Tax
I.D. #: ___

Daytime Phone: ____________ Mother's Maiden Name: _________________________

Driver's License # or State ID # or Other Government Issue ID # and Expiration
Date: ______________

E-mail: _______________ Are you a U.S. Citizen? |_|. Yes |_|. No If no, country of origin: ________

3. JOINT OWNER (Non-Qualified contracts only)

Name: ____________ Birth/Trust Date (mo/day/yr) ___/___/___ Sex . M . F

Street Address:* ________________ City: ______ State: ______ Zip: ___ SSN/Tax
I.D. #: ___

Daytime Phone: _____________________ Mother's Maiden Name: ________________

Driver's License # or State ID # or Other Government Issue ID # and Expiration
Date: ______________

E-mail: _______________ Are you a U.S. Citizen? |_|. Yes |_|. No If no, country of origin: ________

4. ANNUITANT (If different from owner)

Name (First, M.I., Last): __________ Birth Date (mo/day/yr) ___/___/___
Sex . M . F

Street Address:* ________________ City: ______ State: ______ Zip: ___ SSN/Tax
I.D. #: ___

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
Daytime Phone: _____________________   E-mail: ______________________________

5. JOINT ANNUITANT (Non-Qualified contracts only)

Name (First, M.I., Last): __________   Birth Date (mo/day/yr) ___/___/___   Sex . M . F

Street Address:* ________________   City: ______   State: ______   Zip: ___   SSN/Tax I.D. #: ___

Daytime Phone: _____________________   E-mail: ______________________________

6. BENEFICIARY

Unless you specify otherwise, payments will be shared equally by all primary beneficiaries who survive or, if none, by all contingent beneficiaries who survive. If additional space is needed, please use the Remarks section on page 5 or include a signed attachment to this application. If the beneficiary is a trust, corporation or partnership please provide the entity's name, address and date established.

If you named joint owners, do not select a primary beneficiary below since the surviving joint owner is automatically the beneficiary of any death benefits resulting from the death of a joint owner.

Primary Name: _________________   Relationship: ___   Birth Date ___/___/___   %

... Primary Name: ______________   Relationship: ___   Birth Date ___/___/___   %

... Contingent

... Primary Name: ______________   Relationship: ___   Birth Date ___/___/___   %

... Contingent

... Primary Name: ______________   Relationship: ___   Birth Date ___/___/___   %

... Contingent

... Primary Name: ______________   Relationship: ___   Birth Date ___/___/___   %

... Contingent

... Primary Name: ______________   Relationship: ___   Birth Date ___/___/___   %

... Contingent

7. REPLACEMENT

Do you have any existing annuity contracts or life insurance? |_|. Yes |_|. No

Will any existing life insurance or annuity contract be replaced or will values from another insurance policy or annuity contract (through loans, surrenders or

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otherwise) be used to pay purchase payments for the annuity contract applied for?

... |_| Yes .|_| No

If yes, please indicate company name and policy number. Company Name: _____ Policy #: _____

(If more than one company use Remarks section on page 5.)

8. ANNUITY DATE

(mo/day/yr): ___/___/___ (Not to be earlier or later than the dates permitted under the contract)

9. PURCHASE PAYMENT(S) (Make checks payable to Commonwealth Annuity and Life Insurance Company)

A. Initial Payment $:_______ Check ______ Wire Bank Originating Wire

B. Expected Transfer Amount: ____________ Distributor Trade/Transaction ID (If applicable): _____________

Non-Qualified:      1035 Tax-Free Exchange    Direct Investment (check/wire)
                    CD/Mutual Fund Transfer

403(b)/Qualified:   Direct Transfer           Direct Rollover   Rollover

IRA/Roth:           Direct Transfer           Regular Contribution (_________ Contribution Tax Year)
                    Rollover                  Direct Rollover

C. Payroll Deduction

Purchase Payment Amount   # of Purchase Payments   Annual Purchase Payment Purchase Payment Frequency
Employee                  x                   =    $
Employer                  x                   =    $
                                          Total:   $

D. . Pre-Authorized Checking (Systematic Accumulations)

... I authorize automatic deductions of $______________ from my bank account to be applied to this contract. A [$100] minimum applies.

Please attach a voided check (voided withdrawal slip may be used with savings
accounts.) Frequency: Every    .1   .3   .6   .12 Months

Beginning: ___/___/___

10. "PURCHASE PAYMENT ALLOCATION - ALLOCATIONS MUST TOTAL 100%. MAXIMUM OF 18 SUBACCOUNTS MAY BE SELECTED.

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[FUND LIST]

_________

Fixed Account

%____

11. AUTOMATIC ASSET REBALANCING (Not available concurrently with Dollar Cost Averaging)

... I elect Automatic Asset Rebalancing

Frequency: Every   .1   .3   .6   .12 Months

Beginning: _____________ __/__/__

Unless otherwise specified, rebalancing to the allocation percentages selected in Section 10 of this application will occur each period on the same day as the contract was issued.

12. DOLLAR COST AVERAGING (DCA) (Not available with Automatic Asset
Rebalancing.)

Please transfer $________ ($100 minimum) from __________ (enter name of account).

Frequency: Every  .1 Month  .3 Months  .6 Months  .12 Months

Beginning: ________

Unless otherwise specified, Dollar Cost Averaging will occur each period on the date the contract is issued.

Transfer To (Allocations must total 100%):

[Fund list]

Fixed Account

____%

13. OPTIONAL RIDERS (this section must be completed.)

I/We elect the following optional rider and understand there is an additional charge: (check one of the following boxes):

ADVANTAGE IV
Step-Up Rider
No Withdrawal Charge Rider
GLWB Rider - Single Life
GLWB Rider - Joint Life

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PREFERRED PLUS

Step-Up Rider
GLWB Rider - Single Life
GLWB Rider - Joint Life

I choose not to elect an optional rider.

14. CONSENT TO ELECTRONIC DELIVERY

... I agree to have prospectus updates, semi-annual reports, proxy solicitation material and other applicable regulatory documents delivered to me on an IBM and Macintosh compatible CD-Rom. I understand that at any time I may change my mind and choose to receive paper copies of applicable regulatory documents by calling [phone number].

If you do not check the box above, you will receive paper copies of all required regulatory documents. You will not receive electronic copies in addition to paper copies provided.

15. TELEPHONE AUTHORIZATION

By signing this application, I authorize and direct Commonwealth Annuity and Life Insurance Company(Commonwealth Annuity) to accept telephone instructions from the owner, active insurance representative, and the individual listed below to effect transfers and/or future purchase payment allocation changes. I agree to hold harmless and indemnify Commonwealth Annuity and its affiliates and its directors, employees and representatives against any claim arising from such action. I am aware that I may deny the active insurance representative authorization to make telephone transfers by checking the designated box below.

Name of additional authorized individual (if any)

_________________________________________________

... I do not authorize the active insurance representative to make telephone transfers on my behalf.

... I do not accept this telephone transfer privilege.

16. REMARKS

________________________________________________________________________________

17. WARNINGS, NOTICES AND STATEMENTS

Arkansas, Colorado, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Pennsylvania and Tennessee Fraud Warning - Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Florida Fraud Warning - Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Michigan Fraud Warning - Any person who submits an application or files a claim with intent to defraud or helps commit a fraud against an insurer, as determined by a court of competent jurisdiction, is guilty of a crime

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New Jersey Fraud Warning - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Amounts received under a 403(b) annuity may be distributed only when the employee a) reaches 59 1/2; b) severs employment; c) dies; d) becomes disabled; or e) is eligible for hardship.

By signing below, you are indicating that you have received an IRA disclosure statement (if applicable).

RECEIPT IS ACKNOWLEDGED OF THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE UNDERLYING FUNDS. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THEY ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE US GOVERNMENT OR ANY STATE GOVERNMENT, AND ARE NOT INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER FEDERAL OR STATE AGENCY. ALL RISK IS BORNE BY THE OWNER FOR THOSE FUNDS ASSIGNED TO A SEPARATE ACCOUNT.

WITHDRAWALS AND TRANSFERS FROM A GUARANTEE PERIOD THAT ARE MADE PRIOR TO THE END OF THAT GUARANTEE PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT THAT MAY INCREASE OR DECREASE THE CONTRACT VALUE. THE INITIAL INTEREST RATE IS GUARANTEED ONLY FOR A LIMITED PERIOD OF TIME.

... Please check here if you want a Statement of Additional Information.

I agree that the above statements are true and correct to the best of my knowledge and belief and are made as a basis for my application.

I acknowledge the receipt of the Warnings, Notices And Statements in Section 17

18. SIGNATURES

Application Made at (City): ________ State: ___________________ Date: __________



Signature of Owner/Participant:                        Signature of Joint Owner: (if applicable)
                                -------------------                                              -------------------

Signature of Plan Owner:(For 401, 403(b) and 457(b) plans, if applicable)

19. PRODUCER INFORMATION

Does the owner have any existing annuity contracts or life insurance? .|_| Yes ..|_| No

To the best of your knowledge, will any existing life insurance or annuity contract be replaced or will values from another insurance policy or annuity contract (through loans, surrenders or otherwise) be used to pay purchase payments for the annuity contract applied for? .|_| Yes .|_| No

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If yes, please indicate annuity or life insurance below, enter the plan type code and submit any required replacement forms.

... Life Insurance. Annuity Plan _______ Type Code __________________

(If more than one company use Remarks section on page 5.)
________________________________________________________________________________

I certify that the information provided by the owner has been accurately recorded; current prospectuses were delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner. SUITABILITY INFORMATION HAS BEEN OBTAINED AND FILED WITH THE BROKER/DEALER.

Signature of Producer 1:      E-mail Address:      Producer #:


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Printed Name of Producer 1:   Phone #:        Date:        Commission Option:

________________________________________________________________________________

Signature of Producer 2 (If applicable):   E-mail Address:       Producer #:


--------------------------------------------------------------------------------

Printed Name of Producer 2 (If applicable):   Phone #:          Date:

________________________________________________________________________________

Printed Name of Broker/Dealer:                  Broker/Dealer Principal Approval

________________________________________________________________________________

Branch Office Street Address for Contract Delivery:
________________________________________________________________________________

Florida License ID # For Contracts Sold in Florida:
________________________________________________________________________________

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                                 COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
                                                    132 Turnpike Road, Suite 210
                                                          Southborough, MA 01772